EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	April 11, 2005 8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces First Quarter Results

FITZGERALD, GA., April 11, 2005 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record quarterly net income of $2,174,000 for the first quarter of 2005, up 12.94 percent from first quarter 2004 net income of $1,925,000. Diluted earnings per share for the first quarter of 2005 was $0.38 per share compared to $0.34 per share for the same year ago period or an increase of 11.76 percent. Annualized return on assets for the quarter was 0.87 percent and return on equity excluding FASB 115 accounting effect was 13.76 percent, compared to 0.87 percent and 13.61 percent for the same year ago period, respectively. Net interest margin had a slight decrease to 3.77 percent for first quarter 2005 compared to 3.82 percent for the same year ago period.

Total assets increased 7.90 percent to $995,826,000 on March 31, 2005 from $922,893,000 a year ago. Net loans increased 14.44 percent to $788,232,000 on March 31, 2005 from $688,793,000 a year ago. Total deposits increased 7.55 percent to $845,753,000 on March 31, 2005 from $786,351,000 a year ago. Shareholders’ equity on March 31, 2005 was $62,784,000 and equaled 6.30 percent of total assets.

The ratio of non-performing assets to loans and other real estate on March 31, 2005 was 1.37 percent as compared to 1.42 percent on March 31, 2004 and 1.27 percent on December 31, 2004. The first quarter provisions for loan losses were $808,000 compared to $980,000 for the same period in 2004. Net charge-offs for the quarter were 0.08% of average loans, up from 0.06 percent for the first quarter of 2004. The loan loss reserve of $10,171,000 on March 31, 2005 was 1.27 percent of total loans, which provided coverage of 107.20 percent of non-performing loans and 92.62 percent of non-performing assets, compared to 137.13 percent and 91.36 percent on March 31, 2004, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.085 per share compared to $0.0825 per share in the fourth quarter of 2004 and to the cash dividend of $0.075 per share in the first quarter of 2004. The first quarter dividend payment represents an increase of 13.33% over the dividend payment in first quarter 2004.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-seven offices located in the Central and South Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	03/31/05	03/31/04	03/31/05	03/31/04
Net Interest Income	$8,852	$7,908	$8,852	$7,908
Provision for Loan Losses	808	980	808	980
Non-interest Income	1,627	1,545	1,627	1,545
Non-interest Expense	6,309	5,528	6,309	5,528
Income Taxes	1,188	1,020	1,188	1,020
Net Income	2,174	1,925	2,174	1,925
Operating Income	2,174	1,925	2,174	1,925

	QUARTER ENDED		YEAR-TO-DATE
PER SHARE SUMMARY	03/31/05	03/31/04	03/31/05	03/31/04
Common Shares Outstanding	5,748,068	5,738,343	5,748,068	5,738,343
Weighted Average Diluted Shares	5,732,221	5,712,080	5,732,221	5,712,080
Net Income Per Weighted Average Diluted Shares	$0.38	$0.34	$0.38	$0.34
Operating Income Per Weighted Average Diluted Shares	$0.38	$0.34	$0.38	$0.34
Dividends Declared Per Share	$0.085	$0.075	$0.085	$0.075

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	03/31/05	03/31/04	03/31/05	03/31/04
Net Interest Margin (a)	3.77%	3.82%	3.77%	3.82%
Return on Average Assets Based on Net Income	0.87%	0.87%	0.87%	0.87%
Return on Average Assets Based on Operating Income	0.87%	0.87%	0.87%	0.87%
Return on Average Equity Based on Net Income(b)	13.76%	13.61%	13.76%	13.61%
Return on Average Equity Based on Operating Income(b)	13.76%	13.61%	13.76%	13.61%
Efficiency (c)	59.90%	58.03%	59.90%	58.03%

	QUARTER ENDED
ENDING BALANCES	03/31/05	03/31/04
Total Assets	$995,826	$922,893
Loans Held for Sale	0	1,911
Loans, Net of Reserves	788,232	688,793
Allowance for Loan Losses	10,171	9,082
Intangible Assets	3,008	3,142
Deposits	845,753	786,351
Stockholders’ Equity	62,784	57,968
Book Value Per Share	$10.92	$10.10
Tangible Book Value Per Share	$10.40	$9.56
Shareholders’ Equity to Total Assets	6.30%	6.28%

(1)	Annualized.
(a)	Computed using fully taxable-equivalent net income.
(b)	Excludes FASB 115 accounting effect
(c)	Computed by dividing non-interest expense by the sum of fully taxable- equivalent net interest income and non-interest income and excluding any security gains/losses.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	03/31/05	03/31/04	03/31/05	03/31/04
Total Assets	$997,324	$881,257	$997,324	$881,257
Loans, Net of Reserves	773,920	660,526	773,920	660,526
Deposits	849,537	744,359	849,537	744,359
Stockholders’ Equity	62,462	57,015	62,462	57,015

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	03/31/05	03/31/04	03/31/05	03/31/04
Nonperforming Loans	$9,488	$6,623	$9,488	$6,623
Nonperforming Assets	10,981	9,941	10,981	9,941
Net Loan Chg-offs (Recoveries)	649	414	649	414
Reserve for Loan Loss to Gross Loans	1.27%	1.30%	1.27%	1.30%
Reserve for Loan Loss to Non- performing Loans	107.20%	137.13%	107.20%	137.13%
Reserve for Loan Loss to Non- performing Assets	92.62%	91.36%	92.62%	91.36%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.08%	0.06%	0.08%	0.06%
Nonperforming Loans to Gross Loans	1.19%	0.95%	1.19%	0.95%
Nonperforming Assets to Total Assets	1.10%	1.08%	1.10%	1.08%
Nonperforming Assets to Loans and Other Real Estate	1.37%	1.42%	1.37%	1.42%

Quarterly Comparative Data (in thousands, except per share data)

	1Q2005	4Q2004	3Q2004	2Q2004	1Q2004
Assets	$995,826	$997,286	$971,278	$936,997	$922,893
Loans	788,232	768,632	767,214	734,799	688,793
Deposits	845,753	850,325	824,509	790,682	786,351
Equity	62,784	61,763	60,528	58,015	57,968
Net Income	2,174	2,080	2,057	2,007	1,925
Net Income Per Share	0.38	0.36	0.36	0.35	0.34
Dividends Declared Per Share	0.085	0.0825	0.08	0.0775	0.075

Key Performance Ratios	1Q2005	4Q2004	3Q2004	2Q2004	1Q2004
Return on Assets	0.87%	0.84%	0.86%	0.87%	0.87%
Return on Equity*	13.76%	13.47%	13.71%	13.80%	13.61%
Equity/Assets	6.30%	6.19%	6.23%	6.19%	6.28%
Net Interest Margin	3.77%	3.77%	3.82%	3.82%	3.82%

*	Excludes FASB 115 Accounting Effect

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	March 31, 2005	March 31, 2004
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$18,280	$19,428
Federal Funds Sold	24,547	44,544

	42,827	63,972

Interest-Bearing Deposits	2,451	9,446
Investment Securities
Available for Sale, at Fair Value	113,808	114,715
Held for Maturity, at Cost (Fair Value of $83 and $91, Respectively)	83	91

	113,891	114,806

Federal Home Loan Bank Stock, at Cost	4,742	3,030
Loans Held for Sale	0	1,911
Loans	798,437	697,909
Allowance for Loan Losses	(10,171)	(9,082)
Unearned Interest and Fees	(34)	(34)

	788,232	688,793

Premises and Equipment	22,143	20,251
Other Real Estate	1,493	3,318
Goodwill	2,412	2,392
Intangible Assets	596	750
Other Assets	17,039	14,224

Total Assets	$995,826	$922,893

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$64,310	$66,484
Interest-Bearing	781,443	719,867

	845,753	786,351

Borrowed Money
Subordinated Debentures	19,074	14,434
Federal Funds Purchased	1,000	0
Other Borrowed Money	61,393	59,124

	81,467	73,558

Other Liabilities	5,822	5,016

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 5,748,068 and 5,738,343 Shares as of March 31, 2005 and March 31, 2004, Respectively	5,748	5,738
Paid in Capital	24,054	23,713
Retained Earnings	34,805	28,352
Restricted Stock- Unearned Compensation	(509)	(327)
Accumulated Other Comprehensive Income, Net of Taxes	(1,314)	492

	62,784	57,968

Total Liabilities and Stockholders’ Equity	$995,826	$922,893

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Three Months Ended
	03/31/05	03/31/04	03/31/05	03/31/04
	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest Income
Loans, including fees	$12,974	$10,970	$12,974	$10,970
Federal Funds Sold	235	84	235	84
Deposits with Other Banks	17	26	17	26
Investment Securities
U.S. Treasury & Federal Agencies	868	844	868	844
State, County and Municipal	54	86	54	86
Corporate Obligations	30	84	30	84
Dividends on Other Investments	34	34	34	34

	14,212	12,128	14,212	12,128

Interest Expense
Deposits	4,484	3,432	4,484	3,432
Federal Funds Purchased	0	0	0	0
Borrowed Money	596	619	596	619
Subordinated Debentures	280	169	280	169

	5,360	4,220	5,360	4,220

Net Interest Income	8,852	7,908	8,852	7,908
Provision for Loan Losses	808	980	808	980

Net Interest Income After Provisions for Loan Losses	8,044	6,928	8,044	6,928

Noninterest Income
Service Charges on Deposits	930	993	930	993
Mortgage Banking Income	99	223	99	223
Security Gains (Losses), net	0	0	0	0
Other Income	598	329	598	329

	1,627	1,545	1,627	1,545

Noninterest Expense
Salaries and Employee Benefits	3,322	3,019	3,322	3,019
Occupancy and Equipment	900	797	900	797
Other Operating Expenses	2,087	1,712	2,087	1,712

	6,309	5,528	6,309	5,528

Income Before Income Taxes	3,362	2,945	3,362	2,945
Income Taxes	1,188	1,020	1,188	1,020

Net Income	$2,174	$1,925	$2,174	$1,925

Net Income Per Share of Common Stock
Basic	$0.38	$0.34	$0.38	$0.34

Diluted	$0.38	$0.34	$0.38	$0.34

Weighted Average Basic Shares Outstanding	5,715,343	5,695,614	5,715,343	5,695,614

Weighted Average Diluted Shares Outstanding	5,732,221	5,712,080	5,732,221	5,712,080